EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces Year End 2017 Financial Results

ANN ARBOR, Mich., Feb. 28, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the year ended December 31, 2017. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

“In less than three years since launching Zomedica, we’ve achieved a number of important milestones in our company’s development, including our initial launch on the TSX Venture Exchange and our November 2017 listing on the NYSE American,” said Gerald Solensky, Jr., Chairman and CEO of Zomedica. “These achievements are a tribute to the hard work and dedication of our people. I am excited about our future and our efforts to fulfill unmet needs of veterinarians as they work to protect the health of our companion animals.”

Corporate Highlights

  On January 5, 2017, Zomedica announced a research collaboration agreement with Celsee Diagnostics, Inc. (“Celsee”) to test the feasibility of Celsee’s liquid biopsy technology for veterinary application as a canine cancer diagnostic.
  On January 30, 2017, Zomedica announced that it opened its fourth Investigational New Animal Drug (“INAD”) application with the FDA-CVM for ZM-011, transdermal fluoxetine targeting feline behavioral disorders such as inappropriate urination.
  On February 23, 2017, Zomedica announced that Robert W. DiMarzo joined the Company as Executive Vice President of Global Strategy. DiMarzo brings more than 25 years of animal health leadership experience with industry leaders such as Pfizer Animal Health, now Zoetis.
  On July 10, 2017, Zomedica announced that Bruk Herbst joined the Company as Chief Commercial Officer. Herbst brings more than 20 years of experience, including service as Executive Senior Vice President of Sales and Marketing at i4C Innovations, and Executive Senior Director and Head of U.S. Sales at IDEXX Laboratories.
  On October 18, 2017, Zomedica announced that it entered into a $5 million unsecured working capital loan facility.
  On November 20, 2017, Zomedica announced that its registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC).
  On November 21, 2017, Zomedica’s common shares began trading on the NYSE American.
  On December 21, 2017, Zomedica announced that it entered into a license and supply agreement with Celsee, Inc. for exclusive global rights to develop and market Celsee’s liquid biopsy platform for use by veterinarians as a cancer diagnostic.

“During 2017 we raised approximately $6.6 million in non-brokered capital alongside a $5 million unsecured working capital loan facility to advance the development of our business and to satisfy our expected working capital needs through 2018,” stated Shameze Rampertab, CPA, CA, Chief Financial Officer at Zomedica.

Summary Year End 2017 Results
Zomedica recorded net loss and comprehensive loss for the year ended December 31, 2017 of $8,065,072 or $0.09 per share, compared to a loss of $5,740,492 or $0.07 per share for the year ended December 31, 2016.

Zomedica, which is in the development stage, recorded no revenues in 2017. The 2017 net loss resulted from general and administrative (“G&A”) expenses of $3,946,270, research and development (“R&D”) expenses of $2,751,326 and professional fees of $1,294,044. For the year ended December 31, 2016, the loss was attributed to G&A expenses of $2,916,604, R&D expenses of $1,518,589 and professional fees of $1,245,182.

G&A expenses for the year ended December 31, 2017 were $3,946,270 compared to $2,916,604 for the year ended December 31, 2016. The increase was primarily due to expenses related to the addition of personnel, accounting for salaries of $2,703,865, which included share-based compensation expense of $849,679, primarily as a result of the granting of options to purchase an aggregate of 535,000 common shares in February 2017, all of which vested immediately upon the date of grant, and the granting of options to purchase an aggregate of 1,280,000 common shares in August 2017, of which 1,242,500 have vested. Other expenses included travel and accommodation of $338,738, office expenses of $199,844, insurance costs of $182,753, marketing and investor relations costs of $168,623, rent of $164,250, and regulatory expense of $138,289. Zomedica expects that general and administrative expense will increase in 2018 and future periods as the level of activity increases.

Expenditures for R&D for the year ended December 31, 2017 were $2,751,326 compared to $1,518,589 for the year ended December 31, 2016. The increase was primarily due to the licensing fees paid upon entering into a license and supply agreement with Celsee as part of the development of ZM-017, ramping up of R&D activities related to the establishment of labs, the hiring of additional full-time employees, new product candidate development and contracted outsourcing activities. More specifically, contracted outsourced activities of $821,927, salaries of $620,694, licensing fees of $480,131, consultant fees of $325,388, and supplies of $239,292 relating to an increased level of contracted outsourced activities, lab activities, including in vitro and in vivo work, to support the further development of product candidates ZM-017, ZM-012, ZM-006, ZM-007 and ZM-011. Zomedica expects that R&D expenditures in 2018 will be significantly higher than in 2017, due to the initiation of pilot and pivotal studies related to the four INADs, work related to verification and validation of ZM-017, and additional veterinary pharmaceutical candidates, diagnostic developments and technologies.

Professional fees for the year ended December 31, 2017 were $1,294,044 compared to $1,245,182 for the year ended December 31, 2016. The increase was primarily due to expenses in connection with the preparation of the Company’s initial U.S. registration statement and work on the application to list its common shares on the NYSE American. Professional fees for the 2016 period consisted primarily of consulting fees incurred in connection with establishing initial operations and preparing to execute the Company’s business plan, as well as legal fees incurred in connection with the Qualifying Transaction and initial fundraising efforts.

Liquidity and Outstanding Share Capital
Zomedica had cash and cash equivalents of $3,448,147 as of December 31, 2017, compared to $3,226,680 as of December 31, 2016. The increase in cash during the year ended December 31, 2017 is mainly a result of the cash flows provided by financing activities, partially offset by cash flows used in operating activities as discussed below.

For the year ended December 31, 2017 the cash flows from financing activities relate to the cash received of $6,570,000 for private placements and proceeds from the exercise of stock options of $979,522, partially offset by stock issuance costs of $56,576.

For the year ended December 31, 2017, cash flows used in operating activities amounted to $7,093,017. The largest use of cash within the operating activities in the current periods were for salaries, bonus and benefits. Other significant increases in uses of cash include a licensing fee payment of $500,000 to Celsee, professional fees and consulting expenses related to the preparation of the Company’s initial U.S. registration statement, work on the application to list Zomedica’s common shares on the NYSE American, and an increase in the current portion of the prepaid expenses and deposits. The increase in prepaid expenses and deposits was due to increased deposits with the Company’s contract manufacturing organization and increased prepaid health insurance premiums from an overall increase in the number of employees.

As of December 31, 2017, Zomedica had an unlimited number of authorized common shares with 90,225,869 common shares issued and outstanding. As of February 28, 2018, Zomedica had 90,449,869 common shares issued and outstanding, an increase of 224,000 shares due to stock option exercises subsequent to December 31, 2017.

As of December 31, 2017 and December 31, 2016, Zomedica had shareholders’ equity of $4,387,085 and $3,834,401, respectively.

Solensky further commented, “With 2017 complete, we are laser focused on advancing our product pipeline and achieving key development milestones for our canine cancer diagnostic candidate and our lead therapeutic candidates.”

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American:ZOM) (TSX-V:ZOM) is a veterinary diagnostic and pharmaceutical and company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

Follow Zomedica

  Email Alerts: http://www.zomedica.com/investor-information/
  LinkedIn: https://www.linkedin.com/company/zomedica
  Facebook: https://www.facebook.com/zomedica/
  Twitter: https://twitter.com/zomedica

Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact
Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555